Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for November 2009

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS

RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS November 19, 2009 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of November 2009. Unitholders of record on November 30, 2009 will receive distributions amounting to $355,778 or $0.190910008 per unit payable on January 29, 2010. The Trust received $190,755 and $2,379 from the New Mexico and Colorado portions of the San Juan Basin Properties. Royalty income from the Hugoton Properties totaled $181,913.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701